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AMERICAS

US Legal Services

LINDA E. SENKER
COUNSEL
(610) 425-4139
FAX: (610) 425-3520
Linda.Senker@ingvariableannuities.com

April 19, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE: ING INSURANCE COMPANY OF AMERICA (FORMERLY AETNA INSURANCE COMPANY OF AMERICA) AND ITS VARIABLE ANNUITY ACCOUNT I
       POST-EFFECTIVE AMENDMENT NO. 14 TO REGISTRATION STATEMENT ON FORM N-4 PROSPECTUS TITLE: ING MARATHON PLUS - IICA
       FILE NOS.   33- 59749 AND 811-8582

Ladies and Gentlemen:

The undersigned serves as counsel to ING Insurance Company of America, a Florida life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 14. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Pennsylvania, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.


1475 Dunwoody                           ING North America Insurance Corporation
151 Farmington Avenue, TS31
Hartford, CT 06156-8975

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Linda E. Senker

Linda E. Senker